As filed with the Securities and Exchange Commission on June 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First American Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-1911571
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, CA 92707-5913

(714) 250-3000

(Address of Principal Executive Offices, Zip Code)

First American Financial Corporation 2010 Employee Stock Purchase Plan

(Full title of the plan)

Greg L. Smith

Vice President, Deputy General Counsel and Secretary

First American Financial Corporation

1 First American Way

Santa Ana, California 92707

(714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 9,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”) of First American Financial Corporation, a Delaware corporation (the “Company” or the “Registrant”), which may be issued to eligible employees, including the employees of any subsidiaries designated by the Company’s administrative benefits plan committee, under the First American Financial Corporation 2010 Employee Stock Purchase Plan, As Amended and Restated Effective July 1, 2022 (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 filed by the Company with respect to the Plan on June  1, 2010 (SEC File No. 333-167228) and July  25, 2013 (SEC File No. 333-190133), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of First American Financial Corporation (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2010).

4.2	Bylaws of First American Financial Corporation, amended and restated effective as of January 19, 2022 (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 21, 2022).

4.3	First American Financial Corporation 2010 Employee Stock Purchase Plan, as amended and restated effective July 1, 2022 (incorporated by reference herein to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on June 10, 2022.

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Kenneth D. DeGiorgio
Name:	Kenneth D. DeGiorgio
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Kenneth D. DeGiorgio, Lisa W. Cornehl and Greg L. Smith, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Kenneth D. DeGiorgio	Chief Executive Officer and Director	June 10, 2022
Kenneth D. DeGiorgio	(Principal Executive Officer)

/s/ Mark E. Seaton	Executive Vice President, Chief Financial Officer	June 10, 2022
Mark E. Seaton	(Principal Financial Officer)

/s/ Steven A. Adams	Chief Accounting Officer	June 10, 2022
Steven A. Adams	(Principal Accounting Officer)

/s/ Dennis J. Gilmore	Chairman of the Board of Directors	June 10, 2022
Dennis J. Gilmore

/s/ Dr. James L. Doti	Director	June 10, 2022
Dr. James L. Doti

/s/ Reginald H. Gilyard	Director	June 10, 2022
Reginald H. Gilyard

/s/ Parker S. Kennedy	Director	June 10, 2022
Parker S. Kennedy

/s/ Margaret M. McCarthy	Director	June 10, 2022
Margaret M. McCarthy

/s/ Michael D. McKee	Director	June 10, 2022
Michael D. McKee

/s/ Thomas V. McKernan	Director	June 10, 2022
Thomas V. McKernan

/s/ Mark C. Oman	Director	June 10, 2022
Mark C. Oman

/s/ Marsha A. Spence	Director	June 10, 2022
Marsha A. Spence

/s/ Martha B. Wyrsch	Director	June 10, 2022
Martha B. Wyrsch